CUSIP No. 03782L101

EXHIBIT A

TRANSACTIONS EFFECTED SINCE THE FILING OF AMENDMENT NO. 29 TO THE SCHEDULE 13D

All of the below transactions in the Common Stock were traded in the ordinary course on the NASDAQ Stock Market.

Abdiel Capital Advisors, LP serves as the investment manager of Abdiel Qualified Master Fund, LP and effected the below transactions.

Transaction Date	Transaction Type	Amount of Securities	Price Per Share
05/09/2022	Purchase	98,492	$42.87	(1)
05/09/2022	Purchase	232,064	$43.13	(2)
05/09/2022	Purchase	44,788	$44.52	(3)
05/09/2022	Purchase	11,697	$45.32	(4)
05/09/2022	Purchase	97	$46.06
05/10/2022	Purchase	3,387	$45.39	(5)
05/10/2022	Purchase	3,194	$46.23	(6)
05/10/2022	Purchase	6,886	$47.46	(7)
05/10/2022	Purchase	8,309	$48.34	(8)
05/10/2022	Purchase	1,065	$49.55	(9)
05/10/2022	Purchase	3,928	$50.37	(10)
05/10/2022	Purchase	2,362	$51.28	(11)
05/10/2022	Purchase	11,034	$53.78	(12)
05/10/2022	Purchase	36,416	$54.52	(13)
05/10/2022	Purchase	101,383	$55.58	(14)
05/10/2022	Purchase	107,545	$56.46	(15)
05/10/2022	Purchase	116,846	$57.50	(16)
05/10/2022	Purchase	96,147	$58.47	(17)
05/10/2022	Purchase	130,571	$59.42	(18)

Abdiel Capital Advisors, LP serves as the investment manager of Abdiel Capital, LP and effected the below transactions.

Transaction Date	Transaction Type	Amount of Securities	Price Per Share
05/09/2022	Purchase	3,272	$42.87	(1)
05/09/2022	Purchase	7,710	$43.13	(2)
05/09/2022	Purchase	1,488	$44.52	(3)

CUSIP No. 03782L101

05/09/2022	Purchase	389	$45.32	(4)
05/09/2022	Purchase	3	$46.06
05/10/2022	Purchase	113	$45.39	(5)
05/10/2022	Purchase	106	$46.23	(6)
05/10/2022	Purchase	229	$47.46	(7)
05/10/2022	Purchase	276	$48.34	(8)
05/10/2022	Purchase	35	$49.55	(9)
05/10/2022	Purchase	131	$50.37	(10)
05/10/2022	Purchase	79	$51.28	(11)
05/10/2022	Purchase	367	$53.78	(12)
05/10/2022	Purchase	1,211	$54.52	(13)
05/10/2022	Purchase	3,373	$55.58	(14)
05/10/2022	Purchase	3,578	$56.46	(15)
05/10/2022	Purchase	3,887	$57.50	(16)
05/10/2022	Purchase	3,198	$58.47	(17)
05/10/2022	Purchase	4,344	$59.42	(18)

(1)

The price reported for the Common Stock is a weighted average price. The shares were purchased in multiple transactions at prices ranging from $42.53 to $43.00. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(2)

The price reported for the Common Stock is a weighted average price. The shares were purchased in multiple transactions at prices ranging from $43.00 to $43.99. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(3)

The price reported for the Common Stock is a weighted average price. The shares were purchased in multiple transactions at prices ranging from $44.00 to $45.00. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(4)

The price reported for the Common Stock is a weighted average price. The shares were purchased in multiple transactions at prices ranging from $45.00 to $45.93. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(5)

The price reported for the Common Stock is a weighted average price. The shares were purchased in multiple transactions at prices ranging from $45.28 to $45.71. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(6)

The price reported for the Common Stock is a weighted average price. The shares were purchased in multiple transactions at prices ranging from $46.05 to $46.74. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

CUSIP No. 03782L101

(7)

The price reported for the Common Stock is a weighted average price. The shares were purchased in multiple transactions at prices ranging from $47.00 to $47.97. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(8)

The price reported for the Common Stock is a weighted average price. The shares were purchased in multiple transactions at prices ranging from $48.00 to $48.99. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(9)

The price reported for the Common Stock is a weighted average price. The shares were purchased in multiple transactions at prices ranging from $49.30 to $49.78. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(10)

The price reported for the Common Stock is a weighted average price. The shares were purchased in multiple transactions at prices ranging from $50.00 to $50.99. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(11)

The price reported for the Common Stock is a weighted average price. The shares were purchased in multiple transactions at prices ranging from $51.03 to $51.58. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(12)

The price reported for the Common Stock is a weighted average price. The shares were purchased in multiple transactions at prices ranging from $53.24 to $53.99. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(13)

The price reported for the Common Stock is a weighted average price. The shares were purchased in multiple transactions at prices ranging from $54.00 to $54.99. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(14)

The price reported for the Common Stock is a weighted average price. The shares were purchased in multiple transactions at prices ranging from $55.00 to $55.99. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(15)

The price reported for the Common Stock is a weighted average price. The shares were purchased in multiple transactions at prices ranging from $56.00 to $56.99. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(16)

The price reported for the Common Stock is a weighted average price. The shares were purchased in multiple transactions at prices ranging from $57.00 to $57.99. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(17)

The price reported for the Common Stock is a weighted average price. The shares were purchased in multiple transactions at prices ranging from $58.00 to $58.99. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(18)

The price reported for the Common Stock is a weighted average price. The shares were purchased in multiple transactions at prices ranging from $59.00 to $59.90. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.